                                                                     EXHIBIT 4.4



                           THIRD AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


     This Third Amended and Restated Registration Rights Agreement (the "Agreement") is made as of this ____ day of _______, 1997 by and among Transcend Therapeutics, Inc., a Delaware corporation ("Transcend"), and The Venture Capital Fund of New England III, L.P., Advent International Investors II Limited Partnership, Advent Performance Materials Limited Partnership, Global Private Equity II Limited Partnership, Rovent II Limited Partnership, Paal C. Gisholt, Charles Hsu, Sprout Capital VI, L.P., DLJ Capital Corporation, Frank L. Douglas, Jerry T. Jackson, Richard B. Egen, Hector J. Gomez and John J. Whalen (collectively, the "Purchasers"), Clinical Nutrition Holdings, Inc. ("Nestle"), Baxter Healthcare Corporation ("Baxter"), Clintec International, Inc. ("Clintec"), the Massachusetts Institute of Technology ("MIT") and Boehringer Ingelheim International GmbH, a limited liability company organized under the laws of the Federal Republic of Germany ("BI"). The Purchasers, Nestle, Baxter, Clintec, MIT and BI are referred to collectively herein as the "Holders."

                                    RECITALS
                                    --------

     WHEREAS, Holders other than BI have certain rights with respect to the registration of their Registrable Shares (as defined below) under the Securities Act (as defined below) upon the terms and conditions set forth in the Second Amended and Restated Registration Rights Agreement dated as of August 21, 1996 by and among Transcend and such Holders (the "Second Registration Rights Agreement"); and

     WHEREAS, in connection with the Company's February 1997 $1,039,000 bridge financing, the Company intends to issue warrants (the "1997 Warrants") to purchase shares of its Common Stock, $.01 par value per share (the "1997 Warrant Shares"), to the holders of the Company's Non-Convertible Preferred Stock (the "1997 Warrantholders"); and

     WHEREAS, BI intends to is purchase shares of Transcend's capital stock (the "BI PURCHASE") pursuant to the terms of a Stock Purchase Agreement (the "Stock Purchase Agreement") by and between Transcend and BI; and

     WHEREAS, such shares may be shares of Transcend's Common Stock, $.01 par value per share ("Common Stock"), or shares of Transcend's Series D Convertible Preferred Stock, $.01 par value per share ("Series D Preferred Stock"). The shares actually issued to BI in the BI Purchase, as determined in accordance with the Stock Purchase Agreement, are referred to herein as the "Purchased Shares;" and

     WHEREAS, the parties wish to provide registration rights to BI and the 1997 Warrantholders with respect to the Purchased Shares and the shares of Common Stock issuable upon exercise of the 1997 Warrants; and




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     WHEREAS, Section 18 of the Second Registration Rights Agreement provides that such agreement may be amended by Transcend and the Holders of at least 75% of the Registrable Shares (collectively, the "Amending Holders"); and

     WHEREAS, each of the parties hereto desires to set forth in a single document such registration and certain other rights of the Holders;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transcend, BI and the Amending Holders agree as follows:

     1. TERMINATION OF SECOND REGISTRATION RIGHTS AGREEMENT. The parties hereto hereby acknowledge and agree that the Second Registration Rights Agreement is hereby terminated and amended, restated and superseded in all respects by this Agreement.

     2. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

          "Common Registrable Shares" means (i) the shares of Common Stock held by Nestle and Clintec as successors to Clintec Nutrition Company pursuant to the Partnership Distribution Agreement dated September 30, 1996, (ii) the MIT Warrant Shares, (iii) if shares of Common Stock are issued to BI pursuant to the BI Purchase, such shares of Common Stock, (iv) the 1997 Warrant Shares, and (v) any other shares of Common Stock of Transcend issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

          "COMMON STOCKHOLDER" means each of the 1997 Warrantholders, Nestle, Clintec, MIT and, if shares of Common Stock are issued to BI in the BI Purchase, BI and their successors or assigns as permitted by Section 15 hereof.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar United States statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

          "MIT WARRANT" means the warrant dated October 26, 1994 to purchase 5,000 shares of Transcend's Common Stock and held by MIT.

          "MIT WARRANT SHARES" means the shares of Common Stock reserved by Transcend for issuance, or actually issued, upon exercise of the MIT Warrant.

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          "Preferred Registrable Shares" means:
           -----------------------------

               (i) the shares of Common Stock issued or issuable upon conversion of Transcend's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), issued (a) pursuant to the Series A Convertible Stock and Warrant Purchase Agreement (the "Series A Stock Purchase Agreement") dated as of April 5, 1994, as amended, by and among Transcend and the Purchasers (as defined therein), (b) pursuant to the Warrantholder Agreement dated of August 21, 1996 by and among Transcend and the Warrantholders (as defined therein), and (c) as payment of interest on, or upon conversion of the principal amount of, certain Secured Convertible Term Notes due 1997 (the "Notes") (none of which are currently outstanding);

              (ii) the shares of Common Stock issued or issuable upon the conversion of Transcend's Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), issued as payment of interest on, and upon conversion of the principal amount of, certain of the Notes;

             (iii) the shares of Common Stock issued or issuable upon conversion of Transcend's Series C Preferred Stock issued pursuant to the Series C Stock Purchase Agreement dated August 21, 1996 by and among Transcend and the Purchasers (as defined therein);

              (iv) if shares of Series D Preferred Stock are issued to BI in the BI Purchase, shares of Common Stock issued or issuable upon conversion of such Series D Preferred Stock; and

               (v) any other shares of Common Stock of Transcend issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events). Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of the Preferred Registrable Shares, or to a number or percentage of Preferred Registrable Shares held by a Series A Stockholder, a Series B Stockholder, Series C Stockholder or Series D Stockholder (all as defined below), such reference shall be intended to refer to shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock even if such conversion has not yet been effected.

          "PREFERRED STOCKHOLDER" means all Series A Stockholders, Series B Stockholders, Series C Stockholders and, if shares of Series D Preferred Stock are issued to BI in the BI Purchase, BI and its successors or assigns.

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          "REGISTRATION STATEMENT" means a registration statement filed by
Transcend with the Commission for a public offering and sale of securities of Transcend (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "REGISTRATION EXPENSES" means the expenses described in Section 7.

          "REGISTRABLE SHARES" means Common Registrable Shares and Preferred Registrable Shares.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar United States statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

          "SERIES A STOCKHOLDER" means a Holder of shares of Series A Preferred Stock and its successors or assigns as permitted by Section 15 hereof.

          "SERIES B STOCKHOLDER" means a Holder of shares of Series B Preferred Stock and its successors or assigns as permitted by Section 15 hereof.

          "SERIES C STOCKHOLDER" means a Holder of shares of Series C Preferred Stock and its successors or assigns as permitted by Section 15 hereof.

          "SERIES D STOCKHOLDER" means, if shares of Series D Preferred Stock are issued to BI in the BI Purchase, BI and its successors or assigns as permitted by Section 15 hereof.

          "STOCKHOLDERS" means all Preferred Stockholders and Common Stockholders; "STOCKHOLDER" means any Preferred Stockholder or Common Stockholder.

     3.   Sale or Transfer of Shares: Legend.
          ----------------------------------

          3.1. The Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or
(ii) Transcend first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to Transcend, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          3.2. Each certificate representing the Registrable Shares shall bear a legend substantially in the following form:

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                 The shares represented by this certificate have not been
                 registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be transferred or otherwise disposed of unless and until such shares are registered under the Act and such laws or (1) registration under applicable state securities is not required and (2) an opinion of counsel satisfactory to Transcend is furnished to Transcend, to the effect that such registration under the Act is not required."

     The foregoing legend shall be removed from the certificates representing any Registrable Shares at the request of the holder thereof, at such time as they become registered under the Securities Act or eligible for resale pursuant to Rule 144(k) under the Securities Act.

     4.   Required Registrations.
          ----------------------

          4.1. Subject to the last sentence of Section 4.3, within 90 days following written notice from a Preferred Stockholder or Stockholders holding not less than thirty-five percent (35%) of the then outstanding Preferred Registrable Shares, Transcend shall use its best efforts to effect the registration of such Preferred Registrable Shares on Form S-1 or Form S-2 (or any successor forms) or other appropriate Registration Statement designated by such Preferred Stockholder or Stockholders. Subject to the last sentence of
Section 4.3, within 90 days following written notice from a Common Stockholder or Stockholders holding not less than thirty-five percent (35%) of the then outstanding Common Registrable Shares, Transcend shall use its best efforts to effect the registration of such Common Registrable Shares on Form S-1 or Form S-2 (or any successor forms) or other appropriate Registration Statement designated by such Common Stockholder or Stockholders. Any demand registration pursuant to this Section 4.1 must be underwritten on a firm commitment basis by an investment banker of recognized national or regional standing in the United States. The right of other Stockholders to participate in such underwritten registration shall be conditioned on such Stockholders' participation in such underwriting upon the same terms and conditions. Upon receipt of any such request, Transcend shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to Transcend within 30 days after Transcend provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter managing the offering. Thereupon, Transcend shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 or Form S-2 (or any successor form) or such other appropriate Registration Statement designated by such Stockholder or Stockholders, of all Registrable Shares which Transcend has been requested to so register.


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          4.2.   At any time after Transcend becomes eligible to file a
Registration Statement on Form S-3 (or any successor form relating to secondary offerings), (i) a Preferred Stockholder or Stockholders holding not less than thirty-five percent (35 %) of the then outstanding Preferred Registrable Shares may request Transcend, in writing, to effect registration on Form S-3 (or such successor form), of Preferred Registrable Shares or (ii) a Common Stockholder or Stockholders holding not less than thirty-five percent (35 %) of the then outstanding Common Registrable Shares may request Transcend, in writing, to effect registration on Form S-3 (or such successor form), of Common Registrable Shares. Upon receipt of either or both such requests, Transcend shall promptly give written notice of such proposed registration(s) to all Stockholders. Such Stockholders shall have the right, by giving written notice to Transcend within thirty days after Transcend provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter managing the offering. Thereupon, Transcend shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-3 (or such successor form), of all Registrable Shares which Transcend has been requested to so register.

          4.3. Transcend shall not be required to effect more than one registration pursuant to the first sentence or second sentence of Section 4.1 or more than one registration pursuant to clauses (i) or (ii) of Section 4.2. In addition, Transcend shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings, if available) within six months after the effective date of any other Registration Statement of Transcend.

          4.4.   A registration pursuant to the first or second sentence of
Section 4.1 shall not count for purposes of the limitation set forth in Section
4.3 (i) unless the offering becomes effective and the requesting Stockholders are able to sell at least 75% of the Registrable Shares sought to be included in the Registration or (ii) if Transcend is engaged or has fixed plans within 30 days of the time of the request to engage, in a registered public offering as to which the Stockholders may include Registerable Shares pursuant to Section 4.5. In the event of a clause (ii) of this Section 4.4 occurrence, Transcend may at its option direct that such request be delayed for a period of six months from the effective date of such offering, any such right to delay a request to be exercised by Transcend not more than once in any two-year period.

          4.5 At any time after _________ ___, 1998, if Transcend is then eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), within 30 days following a written request from BI that Transcend effect registration of Registrable Shares issued in the BI Purchase, Transcend shall file a registration statement on Form S-3 (or any successor form) and use its best efforts to effect the registration on Form S-3 (or such successor form) of such Registrable Shares as promptly thereafter as possible. Upon the effectiveness of a registration statement filed hereunder, Transcend shall prepare and file with the Commission such amendments and supplements to such registration statement and

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the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with the respect to the resale of the Registrable Shares covered by such registration statement until the second anniversary of the closing of the BI Purchase.

     5.   Incidental Registration.
          -----------------------

          5.1. Whenever Transcend proposes to file a Registration Statement (other than pursuant to Section 4.1 and 4.2 above), prior to such filing it shall give written notice to all Stockholders of its intention to do so, and upon the written request of a Stockholder or Stockholders given within 30 days after Transcend provides such notice (which request shall state the intended method of disposition of such Registrable Shares), Transcend shall use its best efforts to cause all Preferred Registrable Shares which Transcend has been requested to register by the Preferred Stockholders and all Common Registrable Shares which Transcend has been requested to register by the Common Stockholders to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder(s); provided that Transcend shall have the right to postpone or withdraw any registration effected pursuant to this Section 5 without obligation to any Stockholder.

          5.2. In connection with any offering under Section 4.1 involving an underwriting, Transcend shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between Transcend and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by Transcend. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then Transcend shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. In the event of such a reduction in the number of shares to be included in the underwriting, all holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares (or in any other proportion as agreed upon by such holders) and if any such holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among such other requesting holders pro rata based on their ownership of Registrable Shares. No other securities requested to be included in a registration for the account of anyone other than Transcend or the Stockholders shall be included in a registration unless all Registrable Shares requested to be included in such registration are so included.


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



     6.   Registration Procedures.
          -----------------------

          6.1. If and whenever Transcend is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, Transcend shall:

                 (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                 (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 90 days from the effective date;

                 (c) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

                 (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholder to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Stockholder; PROVIDED, HOWEVER, that Transcend shall not be required in connection with this paragraph (d) to qualify as a foreign corporation in any jurisdiction.

          6.2. If Transcend has delivered preliminary or final prospectuses to the selling Stockholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, Transcend shall promptly notify the selling Stockholder and, if requested, the selling Stockholder shall immediately cease making offers of Registrable Shares and shall return all prospectuses to Transcend. Transcend shall promptly provide the selling Stockholder with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholder shall be free to resume making offers of the Registrable Shares.

     7. ALLOCATION OF EXPENSES. Transcend shall pay the Registration Expenses (as defined below) for (i) the first demand registration on Form S-1 or Form S-2 (or any successor forms) or Form S-3 (or any successor form) requested by any of the

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Preferred Stockholders (or Stockholders holding the requisite percentage of
Preferred Registrable Shares) pursuant to Section 4.1 or 4.2 hereof, (ii) the first demand registration on Forms S-1 or S-2 (or any successor forms) or Form S-3 (or any successor form) requested by any of the Common Stockholders pursuant to Section 4.1 or 4.2 hereof, and (iii) one registration on Form S-3 requested by BI pursuant to Section 4.5 hereof. If a registration on a Registration Statement other than Form S-3 (or any successor form) requested by the Stockholders pursuant to Section 4.1 is withdrawn at the request of the Stockholders requesting it (other than as a result of information concerning the business or financial condition of Transcend that is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders holding a majority of the Registrable Shares requested to be included in such registration elect not to have such registration counted as a registration requested under Section 4.1, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares which were to have been included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by Transcend in complying with Sections 4 and 5 of this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for Transcend and one counsel for the selling Stockholders, out-of-pocket expenses of Transcend and the underwriters, state Blue Sky fees and expenses, if any, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discount and selling commissions and fees of more than one counsel for the selling Stockholders. Such underwriting discounts and selling commissions shall be borne pro rata by the selling Stockholders in accordance with the number of their Registrable Shares included in such registration.

     8.   Indemnification.
          ---------------

          8.1. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law Transcend shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make

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



the statements therein not misleading; and Transcend shall reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that Transcend shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Transcend, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

          8.2. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each seller of Registrable Shares severally and not jointly, shall indemnify and hold harmless Transcend, each of its directors and officers and each underwriter (if any) and each person, if any, who controls Transcend or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities joint or several, to which Transcend, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made solely in reliance upon and in conformity with information furnished in writing to Transcend by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such Stockholder hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold as contemplated herein.

          8.3. Indemnification of an underwriter pursuant to this Section 8 shall not be interpreted as providing relief of such underwriter from any or all of its due diligence obligations. Further, an underwriter shall not be entitled to indemnification pursuant to this subsection in the event that it fails to deliver to any selling Stockholder any preliminary or final or revised prospectus, as required by the Rules and Regulations of the Commission. Finally, no indemnification shall be provided pursuant to this subsection in the event that any error in a preliminary prospectus of Transcend is subsequently corrected in the final prospectus of Transcend for a

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



particular offering, and such final prospectus is delivered to all purchasers in the offering prior to the date of purchase of the securities.

          8.4. Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          8.5.   CONTRIBUTION. If the indemnification provided for in Sections
8.1 through 8.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


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



          8.6. INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Subsection 4.1, Transcend agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by Transcend of the underwriters of such offering.

     9. INFORMATION BY HOLDER. Each holder of Registrable Shares included in any registration shall furnish to Transcend such information regarding such holder and the distribution proposed by such holder as Transcend may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     10. RULE 144 REQUIREMENTS. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Stockholder to sell securities of Transcend to the public without registration, Transcend agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (at any time after it has become subject to the reporting requirements of the Exchange Act);

               (b) file with the Commission in a timely manner all reports and other documents required of Transcend under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) furnish to any holder of Registrable Shares upon request a written statement by Transcend as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the closing of the first sale of securities by Transcend pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Transcend, and such other reports and documents of Transcend as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     11. SELECTION OF UNDERWRITER. In the case of any registration effected pursuant to Sections 4.1 or 4.2, the requesting Stockholders shall have the right to designate the managing underwriter, subject to the approval of Transcend, which approval shall not be unreasonably withheld or delayed.

     12. RESTRICTIONS ON OTHER AGREEMENTS. Transcend will not enter into any agreement with any party which by its terms grants any right relating to the registration of its Common Stock superior to or on a parity with the rights granted to the Purchasers, Clintec, MIT and BI pursuant to this Agreement.

     13. MERGERS. ETC. Transcend shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which Transcend shall not be surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of Transcend under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities which the Stockholders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; PROVIDED, HOWEVER, that the provisions of this Section 13 shall not apply in the event of any merger, consolidation or reorganization in which Transcend is not the surviving corporation if all Stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

     14. TERMINATION. All of Transcend's obligations to register Registerable Shares under this Agreement shall terminate on September 30, 2005.

     15.  Transfer of Rights.
          ------------------

          15.1. The rights granted to a Stockholder under this Agreement may be transferred by such Stockholder to another person or entity that is then a Stockholder, or to any person or entity acquiring at least 50,000 Registrable Shares (after giving effect to the one-for-five reverse stock split of Transcend's Common Stock effected February 7, 1997, as adjusted for subsequent stock splits, stock dividends, recapitalization or similar events).

          15.2. Any transferee (other than a Purchaser, Nestle, Clintec or BI) to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to Transcend a written instrument by which such transferee identifies itself, gives Transcend notice of the transfer of such rights, indicates the Registrable Shares owned by it and agrees to be bound by the obligations imposed upon Stockholders under this Agreement.

          15.3.  A transferee to whom rights are transferred pursuant to this
Section 6 may not again transfer such rights to any other person or entity, other than as provided in paragraphs (a) or (b) above.

          15.4. Notwithstanding anything to the contrary herein, any Stockholder which is a partnership or corporation may transfer rights granted to such Stockholder under this Agreement to any partner or stockholder thereof to whom Registrable Shares are transferred and who delivers to Transcend a written instrument in accordance with paragraph (b) above which contains a representation that the transfer is exempt from registration under the Securities Act. In the event of such transfer, such partner or stockholder shall be deemed a Stockholder for purposes of this Agreement and may again transfer such rights to any other person or entity which acquires Registrable Shares from such partner or stockholder, in accordance with, and subject to, the provisions of paragraphs (a), (b) and (c) above.

     16.  General
          -------

          16.1. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If to Transcend at:

          Transcend Therapeutics, Inc.
          640 Memorial Drive, 3W
          Cambridge, MA 02139
          Attention: President
          Facsimile: (617) 374-1200

          With a copy to:

          Hale and Dorr LLP
          60 State Street
          Boston, MA 02109
          Attention:  Steven D. Singer, Esq.
          Facsimile:  (617) 526-5000

or at such other address or addresses as may have been furnished in writing by Transcend to the Holders.

     If to the following Purchasers:

          The Venture Capital Fund of New England
          160 Federal Street, 23rd Floor
          Boston, MA 02110
          Attention:  William C. Mills, III
          Facsimile:  (617) 439-4652

          Advent International Investors II Limited Partnership
          Advent Performance Materials Limited Partnership
          Global Private Equity Fund Limited Partnership
          Rovent II Limited Partnership
          Paal C. Gisholt
          Charles Hsu
          c/o Advent International Corporation
          101 Federal Street
          Boston, MA 02110
          Attention:  Gerard M. Moufflet
          Facsimile:  (617) 951-0566

          Sprout Capital VI, L.P.
          c/o The Sprout Group
          3000 Sand Hill Road
          Building 4, Suite 270
          Menlo Park, CA  94025-7114
          Attention:  Philippe Chambon
          Facsimile:  (415) 854-8779

          DLJ Capital Corporation
          c/o The Sprout Group
          3000 Sand Hill Road
          Building 4, Suite 270
          Menlo Park, CA  94025-7114
          Attention:  Philippe Chambon
          Facsimile:  (415) 854-8779

          with a copy to:

          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA 02108
          Attention:  Michael Lytton, Esq.
          Facsimile:  (617) 227-4420
or at such other address or addresses as may be been furnished to Transcend in writing by the above Purchasers.

     If to the following Purchasers or Clintec:

          Baxter Healthcare Corporation
          One Baxter Parkway
          Deerfield, IL  60015
          Attention:  John F. Gaither, Jr.
          Facsimile:  (847) 948-2003

          Clintec International, Inc.
          One Baxter Parkway
          Deerfield, IL  60015
          Attention:  Richard W. Hunt
          Facsimile:  (847) 948-2003

          Clinical Nutrition Holdings, Inc.
          800 North Brand Blvd.
          Glendale, CA 91203
          Attention:  Robert H. Sanders
          Facsimile:  (818) 549-5840

          with a copy to:

          Bell, Boyd & Lloyd
          Three First National Plaza
          70 West Madison Street
          Chicago, Illinois 50502
          Attention:  John Bittner, Esq.
          Facsimile:  (312) 372-2098

     If to MIT:

          Massachusetts Institute of Technology
          238 Main Street, Suite 200
          Cambridge, MA 02142
          Attention:  Joseph T. Maguire, Associate Director of Real Estate

          with a copy to:

          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo
          One Financial Center
          Boston, MA 02111

     If to BI:

          Boehringer Ingelheim International GmbH
          D-55216 Ingelheim am Rhein
          Germany
          Attention:  Corporate Licensing
          Facsimile:  011 49 61 32 77 35 83


     with a copy to:

          Boehringer Ingelheim International GmbH
          D-55216 Ingelheim am Rhein
          Germany
          Attention:  Head of Legal Department
          Facsimile:  011 49 61 32 77 35 83


     If to Jerry T. Jackson:

          Jerry T. Jackson
          24 Arroyo Hondo Vistas
          124 Circle Loop Road Gate 1825
          Santa Fe, NM 87505

     If to Frank L. Douglas:

          Frank L. Douglas
          Hoescht Marion Roussel
          Executive Vice President, Global Research
          Hoescht Aktiengesellschaft
          HMR Research
          Building K
          D-65926 Frankfurt/Main
          Germany
          Facsimile:  011-49-69-305-81664

     If to Richard B. Egen:

          Richard B. Egen
          1216 Chestnut Avenue
          Whelmed, IL 60091

     If to Hector J. Gomez:

          Hector J. Gomez
          c/o Transcend Therapeutics, Inc.
          640 Memorial Drive
          Cambridge, MA  02139

     If to John J. Whalen:

          John J. Whalen
          c/o Transcend Therapeutics, Inc.
          640 Memorial Drive
          Cambridge, MA  02139


or at such other address or addresses as may be been furnished to Transcend in writing by the above Holder.

Any such notice provided in accordance with this Section 6 shall be deemed given when so delivered personally, telegraphed, telexed, sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails.

     17. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     18. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Transcend and the holders of at least 75% of the Registrable Shares; PROVIDED, that this Agreement may be amended with the consent of the holders of less than all Registrable Shares only in a manner which affects all Registrable Shares in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     20. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of the Commonwealth of Massachusetts.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


     TRANSCEND THERAPEUTICS, INC.


     By: ________________________________________
         Name:  Hector J. Gomez, M.D., Ph.D.
         Title: President


     BOEHRINGER INGELHEIM INTERNATIONAL GmbH


     By: ________________________________________
     Name: ______________________________________
     Title: _____________________________________


     THE VENTURE CAPITAL FUND OF NEW ENGLAND III, L.P.

     By: F H & Co. III, L.P.
         General Partner


     By: ________________________________________
         William C. Mills, III
         General Partner


     SPROUT CAPITAL VI, L.P.

     By: DLJ Capital Corporation,
         Managing General Partner


     By: ________________________________________
         Name:  Philippe Chambon
         Title: Vice President

     DLJ CAPITAL CORPORATION


     By: ________________________________________
         Name:  Philippe Chambon
         Title: Vice President


     ADVENT INTERNATIONAL INVESTORS II LIMITED PARTNERSHIP

     By: Advent International Corporation, General Partner


     By: ________________________________________
         Name:  Gerard M. Moufflet
         Title: Senior Vice President


     ADVENT PERFORMANCE MATERIALS LIMITED PARTNERSHIP

     By: Advent International Limited Partnership, General Partner

     By: Advent International Corporation, General Partner


     By: ________________________________________
         Name:  Gerard M. Moufflet
         Title: Senior Vice President


     GLOBAL PRIVATE EQUITY II LIMITED PARTNERSHIP

     By: Advent International Limited Partnership, General Partner

     By: Advent International Corporation, General Partner


     By: ________________________________________
         Name:  Gerard M. Moufflet
         Title: Senior Vice President

     ROVENT II LIMITED PARTNERSHIP

     By: Advent International Limited Partnership, General Partner

     By: Advent International Corporation, General Partner


     By: ________________________________________
         Name:  Gerard M. Moufflet
         Title: Senior Vice President


     BAXTER HEALTHCARE CORPORATION


     By: ________________________________________
         Name:  John F. Gaither, Jr.
         Title: Vice President


     CLINICAL NUTRITION HOLDINGS, INC.


     By: ________________________________________
         Name:  Robert H. Sanders
         Title: Vice President


     CLINTEC INTERNATIONAL, INC.


     By: ________________________________________
         Name:  Richard W. Hunt
         Title: Chief Financial Officer


     PAAL C. GISHOLT


     By: ________________________________________
         Gerard M. Moufflet
         as attorney-in-fact for Paal C. Gisholt

     CHARLES HSU


     By: ________________________________________
         Gerard M. Moufflet
         as attorney-in-fact for Charles Hsu


     MASSACHUSETTS INSTITUTE OF TECHNOLOGY


     By: ________________________________________
         Name:
         Title:



     ____________________________________________
     Jerry T. Jackson


     ____________________________________________
     Richard B. Egen



     ____________________________________________
     Hector J. Gomez



     ____________________________________________
     John J. Whalen



     ____________________________________________
     Frank L. Douglas